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FOR IMMEDIATE RELEASE:
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June 26, 2000                                                               NEWS
                                                                     NASDAQ-CMED


                COLORADO MEDTECH, INC. ANNOUNCES RETIREMENT OF
         JOHN V. ATANASOFF AND ELECTION OF NEW CHIEF EXECUTIVE OFFICER

BOULDER, Colorado -- Colorado MEDtech, Inc. (NASDAQ -- CMED), a Boulder, Colorado-based medical products and services company, announced that its Chairman and Chief Executive Officer, John V. Atanasoff, age 65, has retired as Chief Executive Officer. The Board of Directors of the company has elected Stephen K. Onody, age 47, as Chief Executive Officer and President, effective immediately.

Mr. Atanasoff will remain Chairman of the company until December 31, 2000 to aid the company in the management transition. Mr. Onody is also elected a director, and will assume the additional position of Chairman of the Board of Directors upon Mr. Atanasoff's retirement from such position. Mr. Onody has been serving as President of the company's RELA division and as corporate Vice President of Business Development.

"I am enthusiastic about the opportunities that the medical products outsourcing market provides for Colorado MEDtech," said Mr. Onody. "I believe that with Colorado MEDtech's talented employees and technical resources, we will become an even stronger player in this marketplace. The company and I are looking forward to the challenges ahead."

Said Mr. Atanasoff, "The Board and I have been working together on a transition plan since I informed them of my desire to retire. I am delighted that a talented leader such as Steve Onody exists in our company and I'm confident in his ability to produce great results in the future."

Speaking on behalf of the board about the management change, board member Robert
L. Sullivan said, "Steve Onody is a dynamic leader with a unique ability to energize the organization to achieve high goals. His experience in the medical products market prepares him well to lead the company. The Board of Directors expresses its great thanks to Mr. Atanasoff for his seven years of service as Chairman and CEO. During that time the company has grown significantly and become a major leader in the medical outsourcing services business. The Board also expresses its appreciation to Mr. Atanasoff for his willingness to remain as Chairman until the end of the year to ensure a smooth transition."

Mr. Onody joined Colorado MEDtech in 1999 as Vice President of Business Development, and was recently promoted to President of the RELA division. Mr. Onody has over 20 years of corporate, global and entrepreneurial leadership positions in the medical technology industry. Prior to joining Colorado MEDtech, Mr. Onody was Vice President of Business & New Product Development at Vital Signs, Inc.

Colorado MEDtech, Inc., through its wholly-owned subsidiaries and operating divisions, is a leading full-service provider of advanced medical products and comprehensive outsourcing services.

                                     -MORE-

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Statements in this news release which are not historical facts are forward-
looking statements subject to risks and uncertainties which could cause actual results to differ materially from those set forth in or implied by forward-looking statements. Those risks include, but are not limited to, the risk that the Company's existing level of orders may not be indicative of the level or trend of future orders, the risk that the Company may not successfully complete the work encompassed by current or future orders, the risk that unforeseen technical or production difficulties may adversely impact project timing and financial performance, and the risk that a downturn in general economic conditions or customer budgets may adversely affect research and development and capital expenditure budgets of potential customers upon which the Company is dependent. These factors are more fully described in the Company's documents filed with the Securities and Exchange Commission, including its Form 10-K for the year ended June 30, 1999 and its Form S-3 filed February 7, 2000, copies of which the Company will provide on request.

                                   CONTACTS:

Colorado MEDtech, Inc.
John V. Atanasoff, Chairman            Telephone:       303.530.2660
Stephen K. Onody, President and CEO    Fax:             303.581.1010
Website: www.cmed.com                  Email:      cmedinfo@cmed.com